Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement filed on Form S-8 of our reports dated September 18, 1998, included (or incorporated by reference) in Target Logistics, Inc.'s formerly known as Amertranz Worldwide Holding corp., Form 10-K for the years ended June 30, 1998 and 1997, and for the six months ended June 30, 1996 and to all references to our Firm included in this Registration Statement.


                                               /s/ Arthur Andersen LLP

                                               ARTHUR ANDERSEN LLP




New York, New York
January 22, 1999